Exhibit j

Form of Third Amendment to Amended and Restated Master Custodian Agreement

This Third Amendment to Amended and Restated Master Custodian Agreement (the “Amendment”) is made and entered into as of May [ ], 2012, by and among each registered investment company identified on the signature page hereto (each such registered investment company shall hereinafter be referred to as a “Fund” and collectively the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

Witnesseth:

Whereas, the Funds and the Bank are parties to that certain Amended and Restated Master Custodian Agreement dated as of January 1, 2011, and amended from time to time (the “Agreement”); and

Whereas, MainStay DefinedTerm Municipal Opportunities Fund is a newly organized closed-end investment company, registered under the Investment Company Act of 1940, as amended; and

Whereas, MainStay DefinedTerm Municipal Opportunities Fund has requested that the Bank act as its Custodian under the terms of the Agreement; and

Whereas; the parties hereto also wish to amend Appendix A of the Agreement in order to add MainStay New York Tax Free Opportunities Fund, a new series of MainStay Funds Trust, as a portfolio covered under the Agreement.

Now Therefore, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and the Bank hereby agree as follows:

1.	As of the date hereof, MainStay DefinedTerm Municipal Opportunities Fund will become a party to the Agreement.

2.	As of the date hereof, the Bank will act as custodian under the terms of the Agreement for MainStay DefinedTerm Municipal Opportunities Fund.

3.	Each Fund and the Bank hereby confirms its representations and warranties set forth in Section 19 of the Agreement.

4.	Appendix A to the Agreement shall be replaced in its entirety by the Appendix A dated May [ ], 2012 attached hereto.

5.	This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

[The remainder of this page has been left blank intentionally.]

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

ECLIPSE FUNDS	MAINSTAY DEFINED TERM MUNICIPAL OPPORTUNITIES FUND

By: ________________________	By: ________________________
Name:	Name:
Title:	Title:

THE MAINSTAY FUNDS

By: ________________________

Name:

Title:

MAINSTAY VP FUNDS TRUST

By: ________________________

Name:

Title:

MAINSTAY FUNDS TRUST

By: ________________________

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By: ________________________

Name:

Title:

Appendix A

to the

Amended and Restated Master Custodian Agreement

(as of May [ ], 2012)

Fund	Portfolio
The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund
MainStay Flexible Bond Opportunities Fund
MainStay Equity Index Fund
MainStay Global High Income Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund
MainStay Large Cap Growth Fund
MainStay MAP Fund
MainStay Money Market Fund

MainStay Principal Preservation Fund
MainStay Tax Free Bond Fund

Eclipse Funds	MainStay Balanced Fund MainStay U.S. Small Cap Fund
Eclipse Funds Inc.	MainStay High Yield Opportunities Fund

MainStay VP Funds Trust

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio

MainStay VP Flexible Bond Opportunities Portfolio

MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio

MainStay VP Growth Equity Portfolio
MainStay VP High Yield Corporate Bond Portfolio

MainStay VP ICAP Select Equity Portfolio

MainStay VP Income Builder Portfolio MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S&P 500 Index Portfolio
MainStay VP U.S. Small Cap Portfolio

MainStay VP DFA / DuPont Capital Emerging Markets Equity Portfolio

MainStay VP Eagle Small Cap Growth Portfolio

MainStay VP Van Eck Global Hard Assets Portfolio

MainStay VP Janus Balanced Portfolio

MainStay VP MFS Utilities Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay Funds Trust

MainStay Conservative Allocation Fund
MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Small Cap Fund

MainStay Floating Rate Fund
MainStay Growth Allocation Fund

MainStay Growth Equity Fund

MainStay High Yield Municipal Bond Fund
MainStay ICAP Equity Fund

MainStay ICAP Global Fund

MainStay ICAP International Fund

MainStay ICAP Select Equity Fund

MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay New York Tax Free Opportunities Fund

MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund

MainStay S&P 500 Index Fund

MainStay Short Term Bond Fund
MainStay 130/30 Core Fund
MainStay 130/30 International Fund

MainStay DefinedTerm Municipal Opportunities Fund